UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2016 (January 20, 2016)

NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of New Jersey Resources Corporation (the “Company”) was held on January 20, 2016. At the Annual Meeting, of the 85,790,569 shares outstanding and entitled to vote as of the record date, 72,995,944 shares were represented, constituting an 85.1% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

Item 1:    The Company’s Board of Directors (the “Board”) nominated four directors for election to the Board at the Annual Meeting. Lawrence R. Codey, Laurence M. Downes, Robert B. Evans and Alfred C. Koeppe were each re-elected to serve until the Company’s 2019 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Lawrence R. Codey	56,893,316	2,736,646	13,365,982
Laurence M. Downes	58,138,438	1,491,524	13,365,982
Robert B. Evans	59,109,145	520,817	13,365,982
Alfred C. Koeppe	56,905,099	2,724,863	13,365,982

The terms of office of the following directors continued after the Annual Meeting: Donald L. Correll, M. William Howard, Jane M. Kenny, J. Terry Strange, Sharon C. Taylor, David A. Trice and George R. Zoffinger.

Item 2:    The shareholders approved a non-binding advisory resolution approving the compensation of our named executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
55,785,966	3,298,369	545,626	13,365,983

Item 3:    The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015, was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
72,109,078	655,654	231,212	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: January 21, 2016
By : /s/ Patrick J. Migliaccio
Patrick J. Migliaccio Senior Vice President and Chief Financial Officer